EXHIBIT 23.1

                              ARTHUR ANDERSEN LLP


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 5, 1998, on Dynamic Materials Corporation included in Dynamic Materials Corporation's Form 10-KSB for the year ended December 31, 1997, and our report dated April 21, 1998, on Spin Forge LLC included in Dynamic Materials Corporation's Form 8-K/A dated March 18, 1998, and to all references to our firm included in this registration statement.



                                    /S/ARTHUR ANDERSEN LLP
Denver, Colorado
June 29, 1998